                                  EXHIBIT 10.17



                                 LEASE AMENDMENT

         THIS LEASE AMENDMENT (this "Amendment") is entered into as of this 10th day of March, 1997, by and between SOUTH MCDOWELL INVESTMENTS, a California general partnership, ("Landlord"), and TEGAL CORPORATION, a Delaware corporation ("Tenant").

                                    RECITALS

         A. On or about August 15, 1986, Justin M. Jacobs, Jr., dba Landbank Investments as predecessor-in-interest to Landlord ("Landbank") and Tenant entered into that certain Lease (the "Original Lease"), whereby Landlord leased to Tenant and Tenant leased from Landlord that certain premises commonly known as 2201 South McDowell Blvd. (the "Premises"), as more specifically described in the Original Lease.

         B. The Original Lease was amended by that certain Amendment dated as of August 31, 1987, by and between Landlord, as successor-in-interest to Landbank, and Tenant (the "First Amendment").

         C. The Original Lease was further amended by that letter amendment dated as of September 11, 1987, by and between Landlord and Tenant (the "Second Amendment").

         D. The Original Lease was further amended by that certain Amendment dated as of December 17, 1987, by and between Landlord and Tenant (the "Third Amendment").

         E. The Original Lease was further amended by that letter amendment dated as of January 15, 1988, by and between Landlord and Tenant (the "Fourth Amendment").

         F. The Original Lease was further amended by that certain Amendment dated as of March 8, 1988, by and between Landlord and Tenant (the "Fifth Amendment). The Original Lease together with the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, and the Fifth Amendment are collectively referred to herein as the "Lease."

         G. Landlord and Tenant desire to amend the Lease as provided in this Amendment.

         NOW THEREFORE, for good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Term.

         Section 2 of the Original Lease is hereby modified to extend the end of the term to March 9, 2004 (the "Extended Expiration Date").
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SECTION 2. Rent.

         (a) Section 5 of the Original Lease hereby modified to provide that commencing with the Effective Date of this Amendment, Tenant agrees to pay to Landlord at such place as Landlord may from time to time designate without deduction, offset, abatement, prior notice or demand, and Landlord agrees to accept as Basic Rent for the leased Premises:

         Period                                   Monthly Rent    Annual Rent
         ------                                   ------------    -----------
         March 10, 1997, through March 9, 1998     $  102,000     $1,224,000
         March 10, 1998, through March 9, 1999     $  102,000     $1,224,000
         March 10, 1999, through March 9, 2000     $  126,000     $1,512,000
         March 10, 2000, through March 9, 2001:    $  126,000     $1,512,000

         (b) Commencing on March 10, 2001 (the "Initial Adjustment Date"), and thereafter on the anniversary date thereof (each an "Adjustment Date"), the Basic Rent shall be increased in an amount equal to the greater of (i) one percent (1%) of the Basic Rent payable for the month immediately preceding such Adjustment Date; or (ii) an amount calculated by multiplying the Basic Rent for the month immediately preceding the Adjustment Date, by a fraction, the numerator of which shall be the Index (as hereinafter defined), published nearest but prior to the Adjustment Date, and the denominator of which shall be
(A) as to the adjustment occurring on the Initial Adjustment Date, the Index published nearest but prior to the commencement of the twelve (12) month period immediately preceding the Initial Adjustment Date, and (B) as to each adjustment occurring after the Initial Adjustment Date, the Index published nearest but prior to the commencement of the twelve (12) month period immediately preceding such Adjustment Period, provided however that the annual adjustment due to an increase in the Index shall not exceed six percent (6%) of the Basic Rent payable for the month immediately preceding such adjustment Date.

         (c) The term Index as used in this Amendment shall mean Consumer Price Index, All Urban Consumers, All Items, San Francisco-Oakland-San Jose (1982-84 equals 100), or the successor of such index, published by the Bureau of Labor Statistics of the United States Department of Labor. If the Bureau of Labor Statistics revises the Index, the parties agree that the Bureau of Labor Statistics shall be the sole judge of the comparability of successive indexes. If that agency, however, fails to supply indexes that it deems comparable, or if no succeeding index is published, the parties shall then negotiate to determine an appropriate alternative published price index. If they are unable to agree on an alternative index within thirty (30) days after the request to do so is made by one party to the other, then either party may request that each appoint a person, within fifteen (15) days after the request, to select an alternative published price index. The two persons so appointed, within fifteen (15) days after the later of them is appointed, shall appoint a third person to act with them in the selection of an alternative price index. If Landlord or Tenant fails to appoint one of the first two, then the person appointed by the other party shall determine the alternative published price index. If the two persons appointed fail to appoint a third, upon the request of either Landlord or Tenant, the vacancy shall be filled by an impartial person appointed by the presiding judge of the court of general jurisdiction for the county in which the Premises are located, with that judge acting in the judge's individual rather than judicial capacity. If any appointee declines or is unable to serve, the appointee shall be replaced by another person appointed in the same manner.


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
Within thirty (30) days after the appointment process is completed, and on the basis of all pertinent facts, the appointees, by majority vote, shall select an alternative published price index and advise Landlord and Tenant in writing of the selection. All fees and expenses incurred in the appointment of the persons shall be shared equally by Landlord and Tenant.

SECTION 3. Condition.

         Tenant shall continue its tenancy of the Premises, on an "as-is" basis, without any allowance for retrofitting or tenant improvements. Nothing contained in the foregoing sentence shall be deemed to relieve Landlord of its ongoing maintenance obligations under the Lease.

SECTI0N 4. Removal of Alterations.

         (a) Upon written request by Tenant therefor, such request to be made within six months of the Effective Date, Landlord shall notify Tenant as to which of the tenant improvements specifically identified in such request and installed by Tenant after the original build-out of the Premises (other than such improvements identified on Exhibit "M" to the Lease), Landlord shall require Tenant to remove following the termination of the Lease.

         (b) From and after the Effective Date, as and when Tenant requests the right to make alterations to the Premises (the "Requested Alterations"), Landlord shall identify, within ten (10) business days after the receipt by Landlord of Tenant's request and plans describing such Requested Alterations (collectively an "Alteration Request"), which of the Requested Alterations shall be required to be removed at the termination of the Lease, provided that Tenant's request specifically requests Landlord to so identify which of the Requested Alterations Landlord desires to have removed at the termination of the Lease. In the event that Landlord fails to respond, within ten (10) business days after the receipt by Landlord of an Alteration Request, Tenant shall notify Landlord in writing of Landlord's failure to so respond (the "Second Notice") and if Landlord fails thereafter to respond within five (5) business days after receiving the Second Notice, Landlord shall be deemed to have waived its right to require Tenant to remove the Requested Alterations. It is expressly agreed that a request by Landlord for additional information shall be deemed a "response" for purposes of this Section 4.

SECTION 5. Insurance.

         From and after February 1, 1998, Section 12.c of the Lease shall be deemed deleted. Except as provided in this Section 5, Tenant shall not be relieved from obtaining and maintaining at Tenant's sole cost and expense the various policies of insurance required to be obtained and maintained by Tenant pursuant to Section 12 of the Lease.

SECTION 6. Motorola Guarantee.

         The guarantee of the Lease (the "Guaranty") by Motorola Inc., a Delaware corporation ("Motorola"), shall remain in full force and effect until January 31, 1998, after which it shall terminate and be of no further force or effect. As of February 1, 1998, any obligations or liabilities of Motorola under the Guaranty, the Lease or this Amendment shall cease. This Amendment shall be conditioned upon the consent by Motorola hereto. Landlord shall provide to Motorola on or before the execution of this Amendment, a letter in the form attached hereto and incorporated herein as Exhibit A.

SECTION 7. Repair and Maintenance.

         The second sentence of Section 9.A. of the Original Lease is hereby deleted and replaced with the following:

         "Landlord may engage contractors of its choice to perform the obligations required of it by this Section, and the necessity of any expenditure to perform such obligations shall be at the reasonable discretion of Landlord."

SECTION 8. Lease Termination.

         Notwithstanding anything else contained herein to the contrary, Tenant shall have the right to terminate the Lease as to the whole Premises effective March 10, 2001, which right shall be exercisable by delivery of written notice of such election to Landlord no later than March 10, 2000. Thereafter, Tenant shall have the right to terminate the Lease as to the whole Premises on each anniversary thereafter, provided that Tenant provides Landlord notice of such election no later than fifteen months prior to such anniversary.

SECTION 9. Option to Extend.

         Landlord grants to Tenant the option to extend the term of this Lease (the "Option") for one (1) period of five (5) years, commencing on the day immediately following the Extended Expiration Date, upon each and all of the following terms and conditions:

         (a) Tenant shall give to Landlord written notice of the exercise of the Option no earlier than twenty-four (24) months prior to the Extended Expiration Date, and no later than twelve (12) months prior to the Extended Expiration Date, time being of the essence. If said notification of the exercise of said option is not so given then the Option shall automatically expire.

         (b) At the time the notification of exercise of the Option is given and on the Extended Expiration Date, Tenant shall not be in material default under any of Tenant's material obligations under the Lease and no event shall have occurred which with the giving of notice or the passage of time would constitute a material default on the part of Tenant under the Lease;

         (c) The Basic Rent for each year of the Option Term shall be determined in accordance with Section 2(b) hereof,

         (d) All of the terms and conditions of the Lease shall remain the same, except that Tenant's right to terminate the Lease pursuant to Section 8 hereof, shall terminate, and be of no further force or effect.


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
SECTION 10. Assignment and Subletting.

         (a) The third sentence of Section 14.A.(1) of the Original Lease is hereby deleted and replaced with the following:

         "If Landlord falls to respond in writing to Tenant's request for Landlord's consent to a Transfer within ten (10) business days after receipt of such request, then Landlord shall be deemed to have consented to such Transfer."

         (b) The first sentence of Section 14.A.(2) of the Original Lease is hereby deleted and replaced with the following:

         "Tenant shall give Landlord prior written notice of any desired Transfer and of the proposed terms of such Transfer including but not limited to (i) the name and legal composition of the proposed transferee; (ii) a current financial statement of the transferee, and/or its parent, covering the preceding three (3) years, and (if readily available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the transfer, all of which statements shall be prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) a description of all consideration to be given on account of the Transfer; and (v) such other information as may be reasonably requested by Landlord."

SECTION 11. Deleted Provisions.

         Sections 29, 30, 31, and 36 are hereby deleted in their entirety.

SECTION 12. Brokers.

         (a) Tenant represents and warrants to Landlord that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Tenant in the negotiation of this Amendment or the consummation hereof except for Meridian Commercial, Inc ("Broker"). Tenant shall be responsible for the payment of the commission or fee, if any, owed to Broker pursuant to a separate fee agreement between Broker and Tenant. Tenant shall pay the commission or fee of any other broker, agent or finder, including but not limited to, Michael Lieberman and Jerry Angel, acting for or on behalf of, or claiming to act for or on behalf of, Tenant or claiming any commissions or fees on the basis of contacts or dealings with Tenant and not disclosed herein by Tenant and Tenant shall indemnify and hold Landlord harmless from and against any claims made by any such broker, agent or finder of Tenant and any and all costs and damages suffered by Landlord as a consequence thereof, including without limitation attorneys' fees.

         (b) Landlord represents and warrants to Tenant that no real estate broker, agent or finder negotiated or was instrumental in negotiating or representing Landlord in the negotiation of this Amendment or the consummation hereof. Landlord shall pay the commission or fee of any broker, agent or finder acting for or on behalf of, or claiming to act for or on behalf of, Landlord or claiming


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
any commissions or fees on the basis of contacts or dealings with Landlord and not disclosed herein by Landlord and Landlord shall indemnify and hold Tenant harmless from and against any claims made by any such broker, agent or finder of Landlord and any and all costs and damages suffered by Tenant as a consequence thereof, including without limitation attorneys' fees.

SECTION 13. Conditions Precedent.

         This Amendment shall be conditioned upon the following conditions precedent:

         (a) Approval of this Amendment by Landlord's lender;

         (b) Consent to this Amendment by Motorola; and

         (c) Approval of this Amendment by Tenant's Board of Directors and the provision to Landlord of a certified resolution of Tenant's Board of Directors evidencing such approval.

SECTION 14. No Other Modifications.

         Except as otherwise modified herein, all terms and conditions of the Lease shall be unmodified and remain in full force and effect.


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
SECTION 15. Conflicts.

         In the event there shall be any conflict between the provisions of the Lease and its Exhibit and this Amendment, the provisions of the Amendment shall control.

         IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                              LANDLORD:

                              SOUTH MCDOWELL INVESTMENTS,
                              a California general partnership


                              By: /s/ Jane Crocker
                                 ----------------------------------
                                 Jane Crocker, its General Partner

                              TENANT.

                              TEGAL CORPORATION,
                              a Delaware Corporation


                              By: /s/ David Curtis
                                 ----------------------------------
                                 David Curtis, its Vice President of Finance


                              By: /s/ Robert V. Hery
                                 ----------------------------------
                                 Robert V. Hery, its Chairman, President and CEO

MOTOROLA, INC. hereby consents to this Amendment.

                                    MOTOROLA, INC.,
                                    a Delaware corporation


                                    By: /s/ William E. Spencer
                                       ----------------------------
                                    Name: William E. Spencer
                                    Title: Vice President


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
                                    EXHIBIT A

                           SOUTH MCDOWELL INVESTMENTS
                                    P.O. 1433
                              MENLO PARK, CA 94026


                                January 27, 1997

Motorola, Inc.
1303 E. Algonquin Rd.
Schaumburg, ILL 60196

Attn: Theodore W. Schaffner, Vice President
      & Corporate Director of Business Development

Gentlemen:

         Reference is made to the Lease (the "Lease"), dated as of August 15, 1986, between Justin M. Jacobs, Jr., doing business as Landbank Investments ("Landbank"), as Landlord, and Tegal Corporation, as Tenant, under which the Landlord leased to Tenant the premises commonly known as 2201 South McDowell Boulevard, Petaluma, California 94955.

         Whereas, Motorola, Inc. ("Motorola") has guaranteed the performance of Tegal Corporation under the Lease; and

         Whereas, South McDowell Investments, as successor-in-interest to Landbank and as the present Landlord under the Lease, and Tegal Corporation intend to amend the Lease and extend its term (the "Amendment"); and

         Whereas, Motorola has requested certain assurances about the status of the Lease and Motorola's guarantee after the effective date of the amendment.

         NOW, THEREFORE, South McDowell Investments represents to Motorola as follows:

         1. The Lease is presently in full force and effect as amended August 31, 1987, September 11, 1987, December 17, 1987, January 15, 1988, and March 8,
1988.

         2. Tegal Corporation is not in default in the payment of rent and, to the best of Landlord's knowledge, without investigation or inquiry, in the performance of its other obligations, or otherwise, under the Lease.

         3 . To the best of Landlord's knowledge, without investigation or inquiry, no event has occurred or presently exists which would give South McDowell Investments the right to proceed against or call upon Motorola to perform or fulfill its guarantee of the Lease (the "Guaranty").

         4. To the best of Landlord's knowledge, South McDowell Investments is not in default

Motorola, Inc.
January 27, 1997
Page 2


in the performance of any of its obligations under the Lease.

         5. The Guaranty shall terminate and be of no further force or effect as of 12:00 p.m. midnight, January 31, 1998. and at that time, all obligations and liabilities of Motorola under the Guaranty and the Lease shall cease, notwithstanding that the term of the Lease has been extended to January 31, 2004 by agreement between Tegal Corporation and South McDowell Investments.

         6. A true and correct copy of the Amendment is attached hereto and incorporated herein as Exhibit A. It Is not Landlord's present understanding or intent that the Amendment (i) imposes any additional obligations which will be covered by the Guaranty, or (ii) increases the liability of Motorola in any respect under the Guaranty.


                                    Sincerely,

                                    SOUTH MCDOWELL INVESTMENTS,
                                    a California general partnership


                                    By:
                                       ----------------------------------
                                       Jane Crocker
                                       General Partner

cc: Norman E. MacKay, Esq
    Alexander E. Hamilton, Esq.